UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2013

Lehigh Gas Partners LP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35711

DE	45-41165414
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

702 West Hamilton Street, Suite 203
Allentown, PA 18101
(Address of principal executive offices, including zip code)

610-625-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 7, 2013, James J Devlin, Jr., Chief Accounting Officer, resigned from Lehigh Gas Partners LP (the "Partnership") to engage in an opportunity with an affiliate of the Partnership.

Also on June 7, 2013, David A. Sheaffer was appointed by the Partnership to succeed Mr. Devlin as Chief Accounting Officer of the Partnership. Mr. Sheaffer is a certified public accountant and served as the Partnership's Director of Financial Reporting since November 2012. Prior thereto, he held the position of Senior Manager, Financial Reporting, for Graham Packaging Company, Inc. in York, PA since June 2006. In connection with his appointment, Mr. Sheaffer will be eligible to participate in the Partnership's Performance-Based Equity Awards Program and will be granted 3,000 Phantom Units of the Partnership, 1/3 of which will vest on each of March 15th, 2014, 2015 and 2016.    He does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lehigh Gas Partners LP

Date: June 11, 2013	By:	/s/ Mark Miller
Mark Miller
Chief Financial Officer